                                                                    EXHIBIT 99.1


[LOGO] NEW ENERGY COMPANY

                                               NEWS RELEASE
                                             -----------------------------------
FOR IMMEDIATE RELEASE                          CONTACT:
July 22, 2002                                  Barbara B. Forbes
                                               Director of Investor Relations
                                               713-374-4870

--------------------------------------------------------------------------------

                 NUEVO APPOINTS KPMG LLP AS INDEPENDENT AUDITOR

HOUSTON - Nuevo Energy Company (NYSE: NEV) today announced that its Board of Directors, at the recommendation of its Audit Committee, has appointed KPMG LLP as the Company's independent auditor, replacing Arthur Andersen LLP. Nuevo's decision to change its independent auditor was not the result of any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

KMPG will perform the audit of Nuevo's financial statements for the fiscal year ending December 31, 2002. In this regard, KPMG will begin immediately to review Nuevo's quarterly financial statements for the second quarter ended June 30, 2002, and finalize its quarterly review prior to the filing of the Company's Form 10-Q.

Nuevo Energy Company is a Houston, Texas-based company primarily engaged in the acquisition, exploitation, development, production, and exploration of crude oil and natural gas. Nuevo's domestic properties are located onshore and offshore California. Nuevo is the largest independent producer of oil and gas in California. The Company's international properties are located offshore the Republic of Congo in West Africa and onshore the Republic of Tunisia in North Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.

                                       ###

         THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE, INCLUDING WITHOUT LIMITATION, ESTIMATED QUANTITIES AND NET PRESENT VALUE OF RESERVES, ESTIMATED PRODUCTION VOLUMES, BUSINESS STRATEGIES, PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS AND COVENANT COMPLIANCE AND CAPITAL EXPENDITURES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") AND PROJECTIONS INCLUDE VOLATILITY IN OIL AND GAS PRICES, OPERATING RISKS, THE RISKS ASSOCIATED WITH RESERVE REPLACEMENT, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS MADE WITH THE SEC AND INCORPORATED HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS AND PROJECTIONS ATTRIBUTABLE TO THE COMPANY OR TO PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.